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                                                                    Exhibit 23.8


                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "experts" and to the use of our report dated March 10, 2000, with respect to the financial statements of Grey Wolf Exploration Inc. for the years ended December 31, 1999 and 1998 included in this Registration Statement of Abraxas Petroleum Corporation on Form S-4 and related prospectus of Abraxas Petroleum Corporation for the registration of 3,968,488 shares of its common stock.


Calgary, Canada                                 Ernst & Young
June 13, 2001                                    Chartered Accountants